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                                   EXHIBIT 21


                    SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)


     The subsidiary companies of The Goodyear Tire & Rubber Company at December 31, 2000, and the places of incorporation or organization thereof, are:



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                                                                            PLACE OF
                                                                         INCORPORATION
               NAME OF SUBSIDIARY                                       OR ORGANIZATION
               ------------------                                       ---------------
UNITED STATES
Allied Tire Sales, Inc.                                                    Florida
Belt Concepts of America, Inc.                                             Delaware
Celeron Corporation                                                        Delaware
Cosmoflex, Inc.                                                            Delaware
Divested Atomic Corporation                                                Delaware
Divested Companies Holding Company                                         Delaware
Divested Litchfield Park Properties, Inc.                                  Arizona
The Kelly-Springfield Tire Corporation                                     Delaware
*Goodyear Dunlop Tires North America, Ltd                                  Ohio
Goodyear International Corporation                                         Delaware
The Goodyear Rubber Plantations Company                                    Ohio
Goodyear-SRI Global Purchasing Company                                     Ohio
Goodyear-SRI Global Technology LLC                                         Ohio
Goodyear Western Hemisphere Corporation                                    Delaware
Murphy's Inc., Sales and Service                                           California
Retreading L Company                                                       Delaware
Wheel Assemblies Inc.                                                      Delaware
Wingfoot Commercial Tire Systems LLC                                       Ohio
Wingfoot Corporation                                                       Delaware
Wingfoot Ventures Four Inc.                                                Delaware
Wingfoot Ventures Eight Inc.                                               Delaware
Wingfoot Ventures Nine Inc.                                                Delaware
Wingfoot Ventures Thirteen Inc.                                            Delaware

INTERNATIONAL
Air Treads Canada Inc.                                                     Canada
*Banden en Autoservice Brouwer B.V.                                        Netherlands
*Banden Retail Nederland B.V.                                              Netherlands
Compania Anonima Goodyear de Venezuela                                     Venezuela
Compania Goodyear del Peru, S.A.                                           Peru
Compania Hulera Goodyear Oxo, S.A. de C.V.                                 Mexico
Contred (Proprietary) Limited                                              South Africa
Corporacion Industriales Mercurio, S.A. de C.V.                            Mexico
*Deutsche Goodyear GmbH                                                    Germany
*Deutsche Goodyear Holdings GmbH                                           Germany
*Dunlop Airsprings                                                         France
*Dunlop GmbH                                                               Germany
*Dunlop France                                                             France
*Dunlop Pneumatici SpA                                                     Italy
*Dunlop Neumaticos S.A.                                                    Spain
*Dunlop Tyres Limited                                                      England
*Dunlop Tyres A/S                                                          Norway
*Dunlop Grund und Service GmbH & Co. KG                                    Germany
*Dunlop Grund und Service Verwaltungs GmbH                                 Germany
*Dunlop Versicherughs Service GmbH                                         Germany
*Eurosava Srl                                                              Italy
*Fulda Reifen GmbH                                                         Germany
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                                                                            PLACE OF
                                                                         INCORPORATION
               NAME OF SUBSIDIARY                                       OR ORGANIZATION
               ------------------                                       ---------------
*ForMa Formen und Haschinenbau GmbH                                      Germany
GHS Goodyear Handelssysteme GmbH                                         Germany
Goodyear Australia Limited                                               Australia
Goodyear Aviation Japan, Ltd                                             Japan
Goodyear Belting Pty Limited                                             Australia
Goodyear Canada Inc.                                                     Canada
Goodyear Chemicals Europe                                                France
Goodyear Dalian Tire Company Ltd.                                        People's Republic of China
Goodyear de Chile S.A.I.C.                                               Chile
Goodyear de Colombia S.A.                                                Colombia
Goodyear do Brasil Produtos de Borracha Ltda                             Brazil
Goodyear Brokers Limited                                                 Bermuda
*Goodyear Denmark A/S                                                    Denmark
*Goodyear Dunlop Tires Austria GmbH                                      Austria
*Goodyear Dunlop Tires Baltic A.S.                                       Baltic States
*Goodyear Dunlop Tires Belgium N.V. S.A.                                 Belgium
*Goodyear Dunlop Tires Czech Republic s.r.o.                             Czech Republic
*Goodyear Dunlop Tires Denmark A/S                                       Denmark
*Goodyear Dunlop Tires Europe B.V.                                       Netherlands
*Goodyear Dunlop Tires Nederland B.V.                                    Netherlands
*Goodyear Dunlop Tires Finland OY AB                                     Finland
*Goodyear Dunlop Tires Hellas S.A.I.C.                                   Greece
*Goodyear Dunlop Tires Hungry Trading Limited Liability Company          Hungary
*Goodyear Dunlop Tires Slovakia                                          Slovakia
*Goodyear Dunlop Tires Suisser                                           Switzerland
*Goodyear Dunlop Tires Sverige A.B.                                      Sweden
Goodyear Earthmover Pty Ltd                                              Australia
Goodyear Engineered Products B.V.                                        Belgium
*Goodyear Engineered Products Europe d.o.o                               Slovenia
*Goodyear Engineered Products Europe Joint Venture Holding d.o.o.        Slovenia
Goodyear Espanola S.A.                                                   Spain
Goodyear Export, Limited                                                 Bermuda
Goodyear Export Sales Corporation                                        Barbados
Goodyear France Aviation Products S.A.                                   France
Goodyear Finance Holding S.A.                                            Luxembourg
*Goodyear Gesellschaft M.B.H.                                            Austria
*Goodyear Great Britain Limited                                          England
Goodyear Holding Compania Anonima                                        Venezuela
Goodyear India Limited                                                   India
Goodyear Industrial Rubber Products Ltd.                                 England
*Goodyear Italiana S.p.A.                                                Italy
Goodyear Jamaica Limited                                                 Jamaica
Goodyear Korea Company                                                   Korea
Goodyear Lastikleri Turk Anonim Sirketi                                  Turkey
*Goodyear Luxembourg Tires S.A.                                          Luxembourg
Goodyear Malaysia Berhad                                                 Malaysia
Goodyear Marketing & Sales Snd. Bhd.                                     Malaysia
Goodyear Maroc S.A.                                                      Morocco
Goodyear New Zealand, Ltd.                                               New Zealand
The Goodyear Orient Company Pte Limited                                  Singapore
*Goodyear Dunlop Tires Polska Sp z.o.o.                                  Poland
*Goodyear Portugesa Unipessol, Limitada                                  Portugal
*Goodyear Dunlop Tires Suisse S.A.                                       Switzerland
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                                                                            PLACE OF
                                                                         INCORPORATION
               NAME OF SUBSIDIARY                                       OR ORGANIZATION
               ------------------                                       ---------------
*Goodyear Dunlop Tires Sverise                                                  Sweden
Goodyear Philippines Inc.                                                       Philippines
Goodyear Productos Industriales, Compania Anonima                               Venezuela
Goodyear Productos Industriales S. de R.L. de C.V.                              Mexico
Goodyear Qingdao Engineered Elastomers Company Ltd.                             People's Republic of China
Goodyear S.A.                                                                   France
Goodyear S.A.                                                                   Luxembourg
Goodyear Singapore Pte Limited                                                  Singapore
Goodyear Solid Woven Belting (Pty) Limited                                      South Africa
Goodyear South Africa (Proprietary) Limited                                     South Africa
Goodyear SRI Global Purchasing Yugen Vaisha & Co. Ltd                           Japan
Goodyear Taiwan Limited                                                         Republic of China
Goodyear (Thailand) Public Company Limited                                      Thailand
Goodyear Tyres Pty Ltd                                                          Australia
Goodyear Wingfoot Limited                                                       Japan
Gran Industria de Neumaticos Centroamericana, S.A.                              Guatemala
Granford Manufacturing, Inc.                                                    Canada
*Gummiwerke Fulda GmbH                                                          Germany
*Holert Konz GmbH                                                               Germany
Intertyre (Pty) Ltd.                                                            South Africa
*Irish Dunlop Co. Limited                                                       Ireland
*Josef Kempen GmbH                                                              Germany
*K Distribution                                                                 France
*NAS National Account Service GmbH                                              Germany
Neumaticos Goodyear S.R.L.                                                      Argentina
Nippon Giant Tire Co., Ltd.                                                     Japan
Pneu Holding                                                                    France
Property Leasing S.A.                                                           Luxembourg
*Pneumant Reifen GmbH                                                           Germany
P.T. Goodyear Indonesia Tbk                                                     Indonesia
P.T. Goodyear Sumatra Plantations                                               Indonesia
*Red Vulco, S.A.                                                                Spain
Rubber & Associated Manufacturing (Pty) Ltd.                                    South Africa
Sava Tires, d.o.o.                                                              Slovenia
Sava Tires Joint Venture Holding, d.o.o.                                        Slovenia
*S.A. Goodyear N.V.                                                             Belgium
*S.A. Soregi-Gedima N.V.                                                        Belgium
Servicios Y Montajes Eagle, S.A. de C.V.                                        Mexico
*Societe d'Equipement Pour L'Industrie Et L'Agriculture                         France
*Societe Isseenne de Particpations                                              Spain
South Asia Tyres Ltd.                                                           India
*SP Brand Holding EEIG                                                          Belgium
TC Debica S.A.                                                                  Poland
Tredcor (Proprietary) Limited                                                   South Africa
Trentyre (Natal) (Pty) Ltd                                                      South Africa
Tycon Retreading Products (Pty) Ltd                                             South Africa
*Vulco Belgium N.V.                                                             Belgium
*Vulco Development                                                              France
*Vulco France                                                                   France
Wingfoot de Chihuahua, S. de R.L. de C.V.                                       Mexico
Wingfoot Finance NRO                                                            Canada
Wingfoot Insurance Company Limited                                              Bermuda
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------------

(1) Each of the 150 subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2) Each of the 150 subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that: (i) each of the subsidiaries listed above marked by an asterisk preceding its name is 75% owned by the Company; and (ii) in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary's equity capital: Goodyear-SRI Global Purchasing Company, 80%; Goodyear-SRI Global Technology LLC, 51%; Wingfoot Commercial Tire Systems, LLC, 81%; Compania Goodyear del Peru S.A., 78%; Goodyear Aviation Japan Ltd., 51%; Goodyear Solid Woven Belting (Pty) Limited, 50.1%; Goodyear India Limited, 74%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 59.41%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Public Company Limited, 66.8%; Gran Industria de Neumaticos Centroamericana, S.A., 76%; P.T. Goodyear Indonesia Tbk, 85%; Goodyear Philippines Inc., 85.5%; TC Debica S.A., 59.87%; Pneu Holding, 63.75%; P.T. Goodyear Sumatra Plantations, 95%; Nippon Giant Tire Co., Ltd., 65%; Goodyear-SRI Global Purchasing Yugen Vaisha & Co., 80%; Goodyear Market & Sales Snd Shd, 51%: Sava Tires, d.o.o., 60%; Sava Tires Joint Venture Holding d.o.o., 60% and South Asia Tyres Ltd, 93.5%.


(3) In accordance with paragraph (ii) of Part 22 of Item 601(b) of Regulation S-K, the names of approximately 100 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.




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